UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2016

American Science and Engineering, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-6549	04-2240991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

(978) 262-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, (i) on June 20, 2016, American Science and Engineering, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OSI Systems, Inc. (“OSI”), and its newly formed, wholly owned subsidiary, Apple Merger Sub, Inc. (“Merger Sub”), providing for the merger of Merger Sub into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of OSI, subject to the terms and conditions set forth in the Merger Agreement and (ii) on July 26, 2016, a putative class action complaint, captioned Klein v. American Science and Engineering, Inc., et al., 1:16-cv-11542 (D. Mass.), was filed in the United States District Court for the District of Massachusetts on behalf of a putative class of the Company’s shareholders challenging the Merger (the “Federal Action”).  The complaint in the Federal Action named as defendants the Company and each member of the board of directors of the Company (the “AS&E Board”).  The complaint alleged that the AS&E Board breached its fiduciary duties to the Company’s shareholders in connection with the Merger and sought injunctive and declaratory relief, including declaring that the Merger Agreement is unlawful and unenforceable, enjoining defendants from proceeding with the Merger or rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof.

On August 15, 2016, a second putative class action complaint, which is substantively identical to that filed in the Federal Action, captioned Klein v. v. American Science and Engineering, Inc., et al., Civ. No. 16-2344 (Mass. Super. Ct.) (the “State Action”) was filed in the Superior Court Department for the Commonwealth of Massachusetts (the “Massachusetts State Court”).

On August 19, 2016, the Company entered into a memorandum of understanding with the plaintiffs in the Federal Action and the State Action providing for the settlement of both lawsuits.  If the proposed settlement is finally approved by the Massachusetts State Court, it will release all claims in all actions, including the Federal Action and the State Action, that were or could have been brought challenging any aspect of the Merger or the Merger Agreement and any disclosure made in connection therewith (excluding any demand for appraisal under Part 13 of the Massachusetts Business Corporation Act).

The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the lawsuits delaying or adversely affecting the Merger and to minimize the expense of defending such actions, it has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below and which should be read in conjunction with the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2016 (the “Proxy Statement”).  Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement contemplated by the parties will be subject to customary conditions, including court approval following notice to the Company’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Massachusetts State Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Massachusetts State Court, it will resolve and release all claims that were or could have been brought in any actions challenging any aspect of the proposed Merger, the Merger Agreement and any disclosure made in connection therewith, pursuant to terms that will be disclosed to shareholders of the Company prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate the plaintiffs’ counsel will file a petition in the Massachusetts State Court for an award of attorneys’ fees and expenses to be paid by the Company or its successor, which the defendants may oppose. The Company or its successor shall pay or cause to be paid any attorneys’ fees and expenses awarded by the Massachusetts State Court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Massachusetts State Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

The proposed settlement will not affect the amount of the merger consideration that the Company’s shareholders are entitled to receive in the Merger or the timing of the special meeting of the Company’s shareholders, scheduled for August 31, 2016, to, among other things, consider and vote upon a proposal to approve the Merger Agreement.

SUPPLEMENT TO PROXY STATEMENT

In connection with the settlement of the shareholder suits as described in this Form 8-K, the Company has agreed to make the following supplemental disclosures to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

1.              The section of the Proxy Statement titled “The Merger—Background of the Merger” is hereby supplemented by amending and restating the second sentence in the first paragraph on page 37 (such paragraph beginning with “On April 25, 2016…”) to read as follows:

Representatives of Evercore reported on a recently announced transaction in the detection equipment industry involving Company C and Company D—which had been the subject of speculation among members of the board of directors prior to its announcement—and the impact, if any, it could have on the transaction.

2.              The section of the Proxy Statement entitled “The Merger—Opinion of Evercore Group L.L.C.” is hereby supplemented as follows:

A.             The second paragraph on page 47 of the Proxy Statement (such paragraph beginning with “In performing the financial analyses…”) is hereby amended and restated as follows:

In performing the financial analyses summarized below, Evercore utilized and relied upon the projected financial data relating to the Company prepared and furnished to Evercore by management of the Company as described below in additional detail as the final projections in the section below entitled “—Financial Forecasts—Final Projections” beginning on page 56.

B.             The following table is hereby inserted immediately after the heading “Security and Defense Companies” on page 47 of the Proxy Statement:

	TEV / Adjusted EBITDA CY2016E	TEV / Adjusted EBITDA CY2017E
Flir Systems, Inc.	10.2x	9.3x
Cubic Corporation	10.9x	8.2x
Analogic Corporation	10.5x	9.0x
OSI Systems, Inc. (Buyer)	7.2x	6.4x
Aerovironment, Inc.	34.1x	22.2x
Avigilon Corporation	9.3x	7.7x
Mobotix Ag	16.4x	12.4x

C.            The following table is hereby inserted immediately after the heading “Diversified Defense and Aerospace Companies” on page 48 of the Proxy Statement:

	TEV / Adjusted EBITDA CY2016E	TEV / Adjusted EBITDA CY2017E
Lockheed Martin Corporation	12.3x	11.3x
General Dynamics Corporation	9.5x	9.3x
Raytheon Company	11.9x	10.9x
Northrop Grumman Corporation	12.5x	11.5x
BAE Systems plc	7.4x	7.1x
L-3 Communications Holdings, Inc.	11.6x	11.0x
Rockwell Collins, Inc.	10.3x	9.7x
Harris Corporation	10.0x	8.6x
Leidos Holdings Inc.	8.7x	8.1x
Cobham plc	7.4x	7.0x

D.            The sentence following the first full paragraph on p. 49 of the Proxy Statement (such sentence beginning with “The Detection Equipment Transactions…”) is hereby amended and restated to read as follows:

For each of the Selected Transactions, Evercore calculated the multiples of

• the target company’s enterprise value to last twelve months revenue, or EV / LTM Revenue, and

• the target company’s enterprise value to last twelve months earnings before interest, taxes, depreciation and amortization, or EV / LTM EBITDA.

The Detection Equipment Transactions and Defense Electronics Transactions, and the multiples calculated for these transactions, were as follows:

E.             The table under the heading “Detection Equipment Transactions” on p. 49 of the Proxy Statement is hereby amended and restated as follows:

Month and Year Announced	Acquiror	Target	EV / LTM Revenue	EV / LTM EBITDA
April 2016	Smiths Group plc	Morpho Detection, LLC (Safran S.A.)	2.2x	10.1x
September 2010	Safran S.A.	L-1 Identity Solutions, Inc.	2.6x	15.4x
April 2009	Safran S.A.	81% of the Homeland Protection business of General Electric Company	2.8x	11.0x
March 2004	General Electric Company	InVision Technologies, Inc.	2.2x	8.8x
October 2002	Smiths Group plc	Heimann Systems GmbH	2.3x	8.7x
January 2002	L-3 Communications Holdings, Inc.	Detection Systems business of PerkinElmer, Inc.	1.3x	N/A

“N/A” means multiple not available

F.             The table under the heading “Defense Electronics Transactions” on page 50 of the Proxy Statement is hereby amended and restated as follows:

Month and Year Announced	Acquiror	Target	EV / LTM Revenue	EV / LTM EBITDA
March 2016	Mercury Systems, Inc.	Embedded security, RF, microwave, and custom microelectronics business of Microsemi Corporation	3.0x	10.7x
March 2016	KKR & Co. L.P.	Defence Electronics business of Airbus Group SE	1.1x	11.6x
February 2016	JF Lehman & Company	API Technologies Corp.	1.2x	9.5x
November 2015	Honeywell International, Inc.	COM DEV International Ltd.	2.2x	10.0x
September 2015	Veritas Capital Management, L.L.C.	Embedded Systems business of General Electric Company	N/A	8.8x
June 2015	Ultra Electronics Holdings plc	Electronic Products division of Kratos Defense & Security Solutions, Inc.	2.4x	12.0x
April 2015	API Technologies Corp.	Aeroflex / Inmet, Inc. & Aeroflex / Weinschel, Inc.	1.7x	7.5x

businesses of Cobham plc
February 2015	Harris Corporation	Exelis, Inc.	1.5x	9.3x
January 2015	L-3 Communications Holdings, Inc.	MITEQ, Inc.	0.7x	N/A
May 2014	Cobham plc	Aeroflex Holding Corp.	2.3x	11.1x
November 2013	Veritas Capital Management, L.L.C.	Anaren, Inc.	2.1x	10.8x
August 2013	Wasserstein & Co.	Globecomm Systems Inc.	0.8x	7.0x
June 2012	Mercury Computer Systems, Inc.	Micronetics, Inc.	1.6x	7.0x
December 2011	Mercury Computer Systems, Inc.	KOR Electronics	1.8x	9.2x
December 2011	L-3 Communications Holdings, Inc.	Kollmorgen Electro-Optical business of Danaher Corporation	1.3x	7.5x
November 2011	General Dynamics Corporation	Force Protection, Inc.	0.4x	8.3x
June 2011	Honeywell International, Inc.	EMS Technologies, Inc.	1.4x	12.4x
May 2011	Kratos Defense & Security Solutions, Inc.	Integral Systems, Inc.	1.5x	7.6x
February 2011	Kratos Defense & Security Solutions, Inc.	Herley Industries, Inc.	1.4x	8.9x

“N/A” means multiple not available

G.            The language and tables on page 51 of the Proxy Statement beginning with the heading “The Government Services Transaction were:” and ending with the heading “Government Service Transactions” (but not the table below such second heading) is hereby amended and restated as follows:

Metric	High	75th Percentile	Mean	Median	25th Percentile	Low
EV / LTM Revenue	3.0x	2.2x	1.7x	1.6x	1.3x	0.4x
EV / LTM EBITDA	15.4x	10.9x	9.7x	9.3x	8.5x	7.0x

The Government Services Transactions, and the multiples calculated for these transactions, were as follows:

Month and Year Announced	Acquiror	Target	EV / LTM Revenue	EV / LTM EBITDA
January 2016	Leidos Holdings Inc.	IS&GS business of Lockheed Martin Corporation	1.1x	9.2x
December 2015	CACI International, Inc.	L-3 National Security Solutions, Inc.	0.5x	8.1x
July 2015	Veritas Capital Management, L.L.C.	Alion Science and Technology Corporation	N/A	9.5x
March 2015	Science Applications International Corporation	Scitor Holdings, Inc.	1.3x	12.7x
October 2014	Engility Holdings, Inc.	TASC, Inc.	1.0x	12.2x
July 2014	AECOM	URS Corporation	0.6x	7.6x
April 2014	The SI Organization, Inc.	QinetiQ North America Services and Solutions Group	0.3x	5.0x
March 2014	L-3 Communications Holdings, Inc.	Data Tactics Corporation	1.1x	N/A
December	Engility Holdings, Inc.	Dynamics Research	0.7x	8.3x

2013		Corporation
October 2013	CACI International, Inc.	Six3 Systems, Inc.	1.7x	12.2x
May 2013	PAE Group LLC	Applied Technology Division of Computer Sciences Corporation	0.2x	4.6x
May 2012	The Jordan Company	VT Services, Inc.	0.3x	3.7x
February 2012	Salient Federal Solutions, Inc.	ATS Corporation	0.8x	6.8x
October 2011	Parsons Corporation	Sparta, Inc.	1.1x	10.9x
April 2011	URS Corporation	Apptis Holdings, Inc.	0.9x	9.8x
April 2011	Providence Equity Partners LLC	SRA International, Inc.	1.0x	10.3x
March 2011	Berkshire Partners LLC	Engineering Solutions & Products LLC	N/A	6.1x

“N/A” means multiple not available

H.            The following language is hereby inserted immediately before the “General” heading on page 54 of the Proxy Statement:

Other Transaction Metrics

Based upon the approximately 7.27 million shares of Company common stock outstanding as of June 20, 2016 on a fully diluted basis (calculated using the treasury stock method), Evercore noted that the closing price per share of Company common stock on June 17, 2016 of $31.53 implied an aggregate equity value of the Company of approximately $229.2 million and that the per share merger consideration of $37.00 per share of Company common stock implied an aggregate equity value of the Company of approximately $269.0 million. After subtracting approximately $85.3 million of cash and cash equivalents, in each case as of March 31, 2016, Evercore noted that the aggregate TEV of the Company was approximately $144.0 million as of June 17, 2016 and that the merger consideration of $37.00 per share of Company common stock implied an aggregate TEV of the Company of approximately $183.7 million.

3.              The section of the Proxy Statement titled “The Merger—Financial Forecasts” is hereby supplemented by amending and restating the section in its entirety as follows:

Financial Forecasts

Final Projections

The Company does not, as a matter of course, publicly disclose financial forecasts or internal projections as to future financial performance, earnings or other results due to, among other reasons, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. However, in connection with the evaluation of a possible transaction, in May 2016 we provided projections to our directors and Evercore in connection with the evaluation of the transactions contemplated by the merger agreement, referred to as the final projections, and a summary of the final projections has been included below. The final projections summarized below with respect to revenues, operating income, depreciation & amortization, stock-based compensation and Adjusted EBITDA for fiscal years 2017 through 2019 were also provided to Buyer for its due diligence investigation of the Company. The final projections for fiscal years 2020 and 2021, as well as the projections of non-GAAP net income, non-GAAP EPS, cash tax expense, capital expenditures, (increase) decrease in net working capital and unlevered free cash flow, were prepared to enable Evercore to perform financial analyses to support its evaluation of the transactions contemplated by the merger agreement and were not provided to Buyer.  The final projections contained non-public financial forecasts and were prepared by our management.

The following is a summary of the final projections for the Company prepared by our management and provided to our directors and Evercore, as well as, with respect to revenues, operating income, depreciation & amortization, stock-based compensation and Adjusted EBITDA for fiscal years 2017 through 2019, to Buyer:

(dollars in millions, except per share values)	Fiscal Year 2017E(1)	Fiscal Year 2018E(1)	Fiscal Year 2019E(1)	Fiscal Year 2020E(1)	Fiscal Year 2021E(1)
Total revenue	$117.4	$139.3	$151.4	$162.4	$173.5
Operating income	$8.9	$18.3	$22.8	$25.6	$28.0
Depreciation & amortization(2)	$2.7	$2.7	$2.7	$2.7	$2.7
Stock-based compensation	$2.9	$3.6	$3.7	$3.8	$3.9
Adjusted EBITDA(3)	$15.2	$24.7	$29.2	$32.2	$34.7
Non-GAAP net income(4)	$6.2	$11.9	$14.8	$16.6	$18.2
Non-GAAP EPS(5)	$0.87	$1.63	$2.00	$2.22	$2.40
Cash tax expense	$(3.4)	$(6.4)	$(8.0)	$(9.0)	$(9.8)
Capital expenditures	$(2.1)	$(2.1)	$(2.1)	$(2.1)	$(2.1)
(Increase) decrease in net working capital	$3.2	$(2.2)	$(1.2)	$(1.1)	$(1.1)
Unlevered free cash flow(6)	$10.1	$10.4	$14.3	$16.2	$17.8

(1) The Company’s fiscal year ends on March 31, and it identifies its fiscal years by the calendar years in which they end.

(2) The Company’s management projected that capital expenditures would remain flat during the forecasted period.  Consequently, no material changes to depreciation and amortization were anticipated.
(3) In addition to providing financial measures determined in accordance with GAAP, the Company’s management included in the financial projections a calculation of Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is calculated as operating income, plus depreciation & amortization, plus stock-based compensation and plus, in the case of fiscal year 2017, approximately $700,000 in other adjustments related to one-time legal and M&A fees related to this transaction. The Company’s management presented this non-GAAP measure to the board of directors and Evercore to facilitate their overall understanding of the Company’s potential financial performance and future prospects by excluding non-cash charges and highlighting the results of the Company’s recurring operations and to provide a higher degree of comparability from period to period. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. The Adjusted EBITDA value for fiscal year 2021E was also used as the Adjusted EBITDA value in the termination year for purposes of the discounted cash flow analyses performed by Evercore.
(4) Non-GAAP net income is calculated as operating income, less taxes, plus, in the case of fiscal year 2017, approximately $700,000 (pre-tax) in other adjustments related to one-time legal and M&A fees related to this transaction.

(5) Non-GAAP EPS is calculated as Non-GAAP net income divided by the following estimates of diluted shares outstanding: 7.2 million shares in 2017, 7.3 million shares in 2018, 7.4 million shares in 2019, 7.5 million shares in 2020 and 7.6 million shares in 2021.

(6) Unlevered free cash flow is calculated as Adjusted EBITDA, less stock-based compensation expense, less depreciation & amortization, less taxes, plus depreciation & amortization, less capital expenditures and less increases in net working capital. For purposes of the discounted cash flow analyses performed by Evercore, terminal values of $17.4 million and $17.7 million were assumed for the exit multiple method and the perpetuity growth method, respectively.

Preliminary Projections

Prior to the preparation of the final projections, in January and early February 2016, Company management prepared a preliminary forecast, referred to as the preliminary projections (and, together with the final projections, referred to as the financial projections), to permit Evercore to prepare a preliminary financial analysis of the Company. The preliminary financial analysis based on the preliminary projections was reviewed with the board of directors at the February 4, 2016 meeting, but the board of directors did not rely upon such preliminary projections or preliminary financial analysis. In addition, at the February 4, 2016 meeting, Evercore reviewed with the board of directors certain preliminary discounted cash flow analyses using sensitivities to the preliminary projections, but the board of directors did not rely upon such preliminary analyses or sensitivities, and none of such information was shared with Buyer. Portions of the preliminary projections were updated and reviewed at the February 29, 2016 and May 5, 2016 meetings, but the board of directors did not rely on such updated preliminary projections, and the preliminary projections were not shared with Buyer. The preliminary projections were updated and replaced by the final projections, which were produced in conjunction with the close of the Company’s fiscal year 2016 and following a further analysis of the conversion of the Company’s backlog, bookings and sales pipeline into revenue, historical gross margin trending and expected competitive pricing.  The preliminary projections contained non-public financial forecasts, were prepared by our management and were not provided to Buyer.

The following is a summary of the preliminary projections for the Company prepared by our management and provided to our directors and Evercore:

(dollars in millions, except per share values)	Fiscal Year 2017E	Fiscal Year 2018E	Fiscal Year 2019E	Fiscal Year 2020E	Fiscal Year 2021E
Total revenue	$117.4	$139.3	$151.4	$176.1	$193.2
Operating income	$8.9	$18.3	$22.8	$33.2	$39.8
Depreciation & amortization	$4.2	$5.0	$5.5	$6.3	$7.0
Stock-based compensation	$2.6	$3.0	$3.3	$3.8	$4.2
Adjusted EBITDA	$15.7	$26.4	$31.5	$43.4	$50.9
Non-GAAP net income	$5.8	$11.9	$14.8	$21.6	$25.8
Cash tax expense	$(3.1)	$(6.4)	$(8.0)	$(11.6)	$(13.9)
Capital expenditures	$(2.4)	$(2.8)	$(3.1)	$(3.6)	$(3.9)
(Increase) decrease in net working capital	$0.0	$0.0	$0.0	$0.0	$0.0
Unlevered free cash flow	$7.6	$14.1	$17.2	$24.3	$28.9

Important Information About the Financial Projections

The summaries of the financial projections are not being included in this document to influence your decision whether to vote for or against the proposal to approve the merger agreement, but are being included because the financial projections were made available to our directors and Evercore, and because a portion of the final projections were made available to Buyer. The inclusion of this information should not be regarded as an indication that the Company, our directors, Evercore, Buyer or any other person, considered, or now considers, such financial projections to be material or to be necessarily predictive of actual future results, and the financial projections should not be relied upon as such.

In addition, the financial projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The financial projections were based on numerous variables and assumptions that are subjective, inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable at the time our management prepared the financial projections, given the information our management had at the time. Important factors that may affect actual results and cause the financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, the regulatory environment and other factors described in or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 22. In addition, the financial projections may differ from publicized analyst estimates and forecasts, reflect assumptions that are subject to change and do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger. Accordingly, there can be no assurance that the financial projections will be realized or that our future financial results will not materially vary from the financial projections.

No one has made or makes any representation to any shareholder regarding the information included in the financial projections set forth above. We have made no representation to Buyer or Transitory Subsidiary in the merger agreement concerning the financial projections.

Readers are cautioned not to place undue reliance on the financial projections. Except to the extent that the preliminary projections were updated to produce the final projections, we have not updated and do not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such financial projections were based are shown to be in error.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger and the required shareholder approval, the Company filed with the SEC a definitive proxy statement on July 15, 2016. The Proxy Statement was first mailed on or about July 15, 2016 to the Company’s shareholders of record as of July 14, 2016.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND TO READ ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Company’s shareholders can obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and OSI through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can download copies of the Proxy Statement from the Company’s website at http://ir.as-e.com/sec.cfm or by emailing ir@as-e.com.

The Company, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K and Form 10-K/A for the year ended March 31, 2016, which are filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement that was filed with the SEC on July 15, 2016.

FORWARD-LOOKING STATEMENTS

Statements in this document concerning the Merger, the ability to consummate the Merger, the expected benefits of the Merger and synergies that may be achieved in the Merger may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of terms such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “should,” “estimates” or other similar expressions.  Actual results might differ materially from those projected in any forward-looking statements.  Factors which might cause actual results or events to differ materially from those projected in the forward-looking statements contained herein include the following: uncertainties regarding the timing of the closing of the Merger; uncertainties as to how many of the Company’s shareholders will vote in favor of the Merger; the possibility that various closing conditions to the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the Merger; that there is a material adverse change to the Company; the interference with business resulting from distraction of the Company’s employees; the integration of the Company’s business into OSI is not as successful as expected; the failure to realize anticipated synergies and cost savings; other business effects, including reductions, delays or cancellations of orders; disruption in the supply of any source component incorporated into Company’s products; the Company’s ability to protect and enforce its intellectual property; potential product liability claims against the Company; global political and economic trends and events which affect public perception of the threat presented by drugs, explosives and other contraband and influence the spending of governments and private organizations; future reductions in federal funding; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to implement changes in technology and customer requirements; competitive pressures; the impact of lengthy sales cycles and customer delays both in United States government procurement and procurement abroad on the Company’s cash flows; changes in U.S. or foreign regulations that affect the use or export of our products; general economic conditions, and other factors discussed in the “Risk Factors” section of the Company’s periodic reports and registration statements filed with the SEC, including the Company’s most recent annual report on Form 10-K.  These forward-looking statements speak only as of the date of this filing, and the Company expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2016	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Michael J. Muscatello
Michael J. Muscatello
Vice President, General Counsel, and Secretary